                                                                   EXHIBIT 10.47

                   EMPLOYMENT AND NON-COMPETITION AGREEMENT
                   ----------------------------------------

     THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into by and between Southern Pacific Bank, a California corporation (the "Corporation"), and Richard S. Cupp, an individual (the "Executive"), effective as of the date on which the Executive's employment is approved by the relevant California and Federal banking regulators.

                                  WITNESSETH:

     WHEREAS, the Corporation desires to employ the Executive as its Chairman of the Board, President and Chief Executive Officer; and

     WHEREAS, the Executive desires to accept such employment under the terms and conditions herein stated.

     NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

1. Employment and Term
   -------------------


     (a) Employment - The Corporation hereby offers to employ the Executive as the President and Chief Executive Officer of the Corporation, and the Executive hereby accepts such employment, for the term set forth in Section 1(b). In addition, the Corporation agrees to nominate and appoint the Executive to the Board of Directors of the Corporation (the "Board") where he shall be entitled to serve as Chairman of the Board, for so long as the Executive continues to be employed hereunder. The Corporation also agrees to recommend to the parent corporation, Imperial Credit Industries, Inc. ("ICII"), that the Executive be appointed to the board of directors of ICII.

     (b) Term - The employment hereunder shall be at will and may be terminated without cause by the Corporation upon thirty (30) days prior written notice to the Executive from the Board, and may be terminated by the Executive upon thirty
(30) days prior written notice to the Board.

2. Duties
   ------

     During his Term, the Executive shall serve as the President and Chief Executive Officer of the Corporation and shall have all powers and duties consistent with such position subject to the direction of the Board, to whom the Executive shall report. The Executive shall preside at all meetings of the Board, the Executive Committee of the Corporation and such other Board-appointed committees as the Board may determine. The Executive shall devote his full time and attention and best efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder.

3. Compensation
   ------------


     (a) Base Salary - For services performed by the Executive for the Corporation pursuant to this Agreement, the Corporation shall pay the Executive a base salary ("Base Salary") at the rate of $400,000 per year, payable in accordance with the Corporation's regular payroll practices. Executive's Base Salary shall be reviewed annually by the Board. Any compensation which may be paid to the Executive under any additional compensation plan of the Corporation, or which may be otherwise authorized from time to time by the Board, shall be in addition to the Base Salary to which the Executive shall be entitled under this Agreement.

     (b) Bonus - The Executive shall be eligible to receive a cash bonus based on the Corporation's achievement of certain goals established by the Board. The Board shall promptly establish the Executive's goals for calendar year 2002, including components related to compliance with outstanding regulatory orders and with profitability/return on equity, and shall thereafter establish annual
goals for the Executive.   Depending on the results achieved for each component,
the Executive's total cash bonus will range from $0 to $200,000, as determined in the sole judgment of the Board.

This annual bonus arrangement shall be in lieu of the Executive's participation in any other cash bonus or cash incentive plan or arrangement of the Corporation; provided, however, that the foregoing shall not preclude the Executive from participating in any equity or equity-based compensation program of the Corporation, and the bonus program set forth herein may be replaced with a different program in calendar year 2003 and each year thereafter, approved by the Board and agreed with the Executive.

     (c) Equity - The Executive shall be eligible to receive grants of common stock of the parent corporation, Imperial Credit Industries, Inc. ("ICII") under the ICII Long-Term Stock Incentive Plan and any successor or addition thereto, in the sole discretion of the Board. Effective upon bank regulatory approval of this Agreement, the Executive shall be awarded a stock option grant of 500,000 shares, at a price of 110% of the November 2001 average closing price quoted on the Nasdaq National Market, vesting 20% per year, provided that the Executive remains employed in his current position by the Corporation. In the event of a change in control of the Corporation which results in the termination of the Executive without Cause or for Good Reason (as defined hereafter), all unvested shares shall vest immediately. For purposes of this Agreement, "change in control" shall mean the sale of ICII or the Corporation (including shareholder approval and consummation of any merger or other business combination of ICII or the Corporation) or the sale of substantially all of the assets of ICII or the Corporation.

     (d) Tax Withholding - The Corporation shall provide for the withholding of any taxes required to be withheld by federal, state and local law with respect to any payment in cash, shares of capital stock or other property made by or on behalf of the Corporation to or for the benefit of the Executive under this Agreement or otherwise. The Corporation may, at its option: (i) withhold such taxes from any cash payments owing from the Corporation to the Executive, (ii) require the Executive to pay to the Corporation in cash such amount as may be required to satisfy such withholding or (iii) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

4. Benefits
   --------

     In addition to the Base Salary to be paid to the Executive pursuant to
Section 3(a) hereof and any annual bonuses earned by, and discretionary grants of common stock awarded to, the Executive pursuant to Sections 3(b) and 3(c) hereof, the Executive shall also be entitled to the following:

     (a) Participation in Insurance and Healthcare Benefit Plans - Except as otherwise expressly provided herein, the Executive and his dependents may be enrolled in the Corporation's insurance and healthcare benefit group plans in accordance with established Corporation policies.

     (b) Participation in the Corporation's 401(k) Plan and Deferred Executive Compensation Plans - The Executive shall be entitled to participate in the Corporation's 401(k) Plan and the Deferred Executive Compensation Plans in accordance with established Corporation policies.

     (c) Expense Reimbursement - The Corporation shall reimburse the Executive, upon proper accounting, for reasonable business expenses incurred by him in the course of the performance of his duties under this Agreement.

     (d) Vacations, Holidays, Absences and Leaves - The Executive shall be entitled to the benefit of the vacation, holiday, absence and leave policies applicable to all employees of comparable title or status in the Corporation.

     (e)  Proration of Benefits - Any payments or benefits pursuant to this
Section 4, in any year during which the Executive is employed by the Corporation for less than the entire year, shall, unless otherwise provided herein or in the applicable plan or arrangement, be prorated in accordance with the number of days in such year during which the Executive is employed by the Corporation.

5. Indemnification
   ---------------

     The Executive shall be entitled to the maximum indemnification provided by the Bylaws and the Articles of Incorporation of the Corporation for officers, directors and employees of the Corporation. The Executive's rights under this paragraph shall continue without time limit so long as he may be subject to any such liability, whether or not the Executive's term of employment by the Corporation may have ended.

6. Representations and Warranties of the Executive
   -----------------------------------------------

     The Executive hereby represents and warrants to the Corporation that (a) the Executive's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which the Executive is a party or by which he is bound, and (b) there are no agreements or understandings that would make unlawful the Executive's execution or delivery of this Agreement or his employment hereunder.

7. Representations and Warranties of the Corporation
   -------------------------------------------------

     The Corporation hereby represents and warrants to the Executive as follows:

     (a) The Corporation is duly organized and established as a corporation under the laws of the State of California and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The consummation of the transactions contemplated by this Agreement will neither violate nor be in conflict with any agreement or instrument to which the Corporation is a party or by which it is bound.

     (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Corporation and are valid, legal and binding obligations of the Corporation, enforceable in accordance with their terms except as may be limited by federal and state banking laws, regulations and orders and by laws of general application relating to bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and rules of law governing specific performance, injunctive relief or other equitable remedies.

8. Termination
   -----------


     Executive's employment shall terminate upon the happening of any of the following events:

     A. For Cause
        ---------

        The Executive may be terminated for Cause immediately upon receipt of notice pursuant to a good faith determination to terminate for Cause made by a
majority of the Board.   For purposes of this Agreement, "Cause" means:

    (1) the Executive engages in any act of theft, embezzlement, falsification of records, misappropriation of funds or property, or fraud against, or with respect to the business of, the Corporation or any affiliate;

    (2) current use of illegal drugs on or off the job or current addiction to alcohol, unless the Executive voluntarily requests accommodation for rehabilitation before such time as the Corporation notifies the Executive that it suspects the Executive's use of illegal drugs or addiction to alcohol;

    (3) the Executive commits a breach of any material term of this Agreement or any other material legal obligation to the Corporation and, if such breach is capable of being cured, fails to cure such breach within 30 days of notice of such breach by the Board;

    (4) the Executive is convicted of, or pleads guilty or nolo contendere to a felony or a crime involving moral turpitude, breach of trust or dishonesty;

    (5) the Executive intentionally commits any act that causes, or knowingly fails to take reasonable and appropriate action to prevent, material injury to the financial condition or business reputation of the Corporation or any of its affiliates; however, this shall not apply to any act of the Corporation or its affiliates by any other employee thereof except to the extent that such act is committed at the direction, or with the specific knowledge, of the Executive; or

    (6) the Executive ceases to devote his full time and attention and best efforts to his duties hereunder.

    Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause (except for Cause pursuant to (1), (2) and (4) above) unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters (3/4) of the non-employee Directors of the Corporation at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive was guilty of the conduct set forth above and specifying the particulars thereof in detail.

    B. Good Reason (by the Executive)
       ------------------------------

    The Executive's employment may be terminated by the Executive at any time for any of the following reasons (each of which is referred to herein as "Good Reason") by giving the Corporation notice of the effective date of such termination (which effective date may be the date of such notice):

    (1) the Corporation commits a breach of any material term of this Agreement and, if such breach is capable of being cured, fails to cure such breach within 30 days of receipt of notice of such breach;

    (2) the Corporation removes the Executive from the position of President and Chief Executive Officer of the Corporation, or the Executive's duties or responsibilities are otherwise materially diminished, other than for Cause;

    (3) the Executive's Base Salary is reduced below the Base Salary set forth in Section 3(a) above; or

    (4) the incentive compensation programs, welfare plans and any pension plan offered to the Executive are materially diminished in comparison to such plans enjoyed by the Executive upon his initial employment by the Corporation.

    C.  Executive's Rights to Terminate
        -------------------------------

    The Executive may, at his option, terminate his employment hereunder at any time upon 30 days prior written notice to the Corporation.

    D.  Death
        -----

    This Agreement shall terminate automatically upon the Executive's death.

     E.  Disability
         ----------

     The Corporation may terminate the Executive's employment upon a good faith determination by the Board that Executive has become so physically or mentally disabled as to be incapable of satisfactorily performing his duties hereunder for a period of 180 consecutive days, such determination to be based upon a certificate as to such physical or mental disability issued by a licensed physician or psychiatrist employed by the Corporation.

     F.  Without Cause
         -------------

     The Corporation may, at its option, terminate the Executive's employment without Cause at any time upon 30 days prior written notice to the Executive.

     G.  Date of Termination
         -------------------

     For purposes of this Agreement, the term "Date of Termination" shall mean the later of the date that any party gives written notice that it intends to terminate this Agreement pursuant to the terms hereof or the date, if any, specified by the terminating party in such notice as the effective date of termination.

9. Obligations of the Corporation Upon Termination
   -----------------------------------------------

     (a) Cause - If the Executive's employment shall be terminated for Cause, the Corporation's obligations to the Executive shall terminate, other than the obligation (i) to pay to the Executive his Base Salary through the Date of Termination at the rate in effect on the day preceding the Date of Termination, and (ii) to continue to provide the Executive with benefits of the type described in Section 4 through the Date of Termination.

     (b) Voluntary - If the Executive terminates his employment for other than Good Reason (a "Voluntary Termination"), this Agreement shall terminate without further obligation to the Executive hereunder, other than the obligation
(i) to pay the Executive his Base Salary through the Date of Termination at the rate in effect on the day preceding the Date of Termination and any previously awarded but not yet paid cash bonus; and (ii) to continue to provide the Executive with benefits of the type described in Section 4 through the Date of Termination.

     (c) Without Cause or for Good Reason - If the Corporation shall terminate the Executive's employment without Cause, or if the Executive shall terminate
                           -------
his employment for Good Reason, the Corporation shall (i) continue in accordance with the Corporation's normal payroll procedures to pay the Executive his Base Salary through the date which is two years from the Date of Termination and the pro rata portion of any cash bonus award the Executive would be entitled to receive as of the end of the year in which the Date of Termination occurs, and
(ii) continue to provide the Executive with benefits of the type described in
Section 4 through the date which is two years from the Date of Termination. If such termination shall occur within the first 120 days of the effective date of this Agreement, the term "two years" in the fourth and eighth lines above shall be changed to "one year."

10. Non-Competition
    ---------------

     The Executive acknowledges and recognizes the highly competitive nature of the business of the Corporation and its affiliates as well as his extensive participation in the ownership of the common stock of the parent corporation. The Executive accordingly agrees, until the second anniversary of the Executive's termination or resignation of employment (such date being hereafter referred to as the "Restricted Date"), as follows:

     (a) The Executive will not directly or indirectly engage (as owner, stockholder, partner or otherwise), except as a holder of fewer than 10% of the outstanding shares or other equity interests of a company in any business which directly competes with the business of the Corporation or any of its affiliates within the same geographic areas in which the Corporation or any of its affiliates engages in business at the time of the Executive's termination or resignation, as the case may be.

     (b) The Executive will not directly or indirectly induce any employee of the Corporation or any of its affiliates to engage in any activity in which the Executive is prohibited from engaging by subsection (a) above or to terminate his employment with the Corporation or any of its affiliates, and will not directly or indirectly employ or offer employment to any person who was employed by the Corporation or any of its affiliates unless such person shall have been terminated or ceased to be employed by any such entity for a period of at least 3 months.

     (c) The Executive will not make any statement or take any action intended to impair the goodwill or the business reputation of the Corporation or any of its affiliates, or to be otherwise detrimental to the interests of the Corporation or any of its affiliates, including any action or statement intended, directly or indirectly, to benefit a competitor of the Corporation or any of its affiliates. The Corporation agrees that it will not make any statement or take any action intended to disparage or impair the business or professional reputation of the Executive through the Restricted Date.

     (d) It is expressly understood and agreed that although the Executive and the Corporation consider the restrictions contained in this Section 10 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

11. Proprietary Information
    -----------------------

     Through the Restricted Date, the Executive shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit on any person, firm, association or company other than the Corporation, any Proprietary Information. "Proprietary

Information" means information relating to the properties, prospects, products, services or operations of the Corporation or any affiliate thereof that is not generally known, is proprietary to the Corporation or such affiliate and is made known to the Executive or learned or acquired by the Executive while in the employ of the Corporation, including, without limitation, information concerning trade secrets of the Corporation, or any of the Corporation's affiliates, and any improvements relating to the products or services of the Corporation in accounting, marketing, selling, leasing, financing and other business methods and techniques. However, Proprietary Information shall not include (A) at the time of disclosure to the Executive such information that was in the public domain or later entered the public domain other than as a result of a breach of an obligation herein; or (B) subsequent to disclosure to the Executive, Executive received such information from a third party under no obligation to maintain such information in confidence, and the third party came into possession of such information other than as a result of a breach of an obligation herein. All materials or articles of information of any kind furnished to the Executive by the Corporation or developed by the Executive in the course of his employment hereunder are and shall remain the sole property of the Corporation; and if the Corporation requests the return of such information at any time during, upon or after the termination of the Executive's employment hereunder, the Executive shall immediately deliver the same to the Corporation.

12. Ownership of Proprietary Information
    ------------------------------------

     The Executive agrees that all Proprietary Information shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all licenses and other rights in connection with such Proprietary Information. At all times until the Restricted Date, the Executive will keep in the strictest confidence and trust all Proprietary Information and will not use or disclose such Proprietary Information, or anything relating to such information, without the prior written consent of the Corporation, except as may be necessary in the ordinary course of performing his duties under this Agreement.

13. Documents and Other Property
    ----------------------------


     All materials and articles of information of any kind furnished to the Executive in the course of his employment hereunder are and shall remain the sole property of the Corporation; and if the Corporation requests the return of such information at any time during, upon or after the termination of the Executive's employment hereunder, the Executive shall immediately deliver the same to the Corporation. The Executive will not, without the prior written consent of the Corporation, retain any documents, data or property, or any reproduction thereof of any description, belonging to the Corporation or pertaining to any Proprietary Information.

14. Third Party Information
    -----------------------

     The Corporation from time to time receives from third parties confidential or proprietary information subject to a duty on the Corporation's part to maintain the confidentiality of such information and to use it only for certain limited purposes ("Third Party Information"). At all times the Executive will hold Third Party Information in the strictest confidence and will not disclose or use Third Party Information except as permitted by the agreement between the Corporation and such third party.

15. Intellectual Property
    ---------------------

     Any and all products, including but not limited to marketing and financing materials and methods ("Products") made, developed or created by the Executive (whether at the request or suggestion of the Corporation or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) (i) during the period of this Agreement, or (ii) within a period of one year after the date of termination or resignation of employment hereunder, which may be directly or indirectly useful in, or relate to, the business of or tests being carried out by any member of the Corporation, shall be promptly and fully disclosed by the Executive to the members of the Board and, if such intellectual property was made, developed or created other than pursuant to the Executive's employment hereunder, the Executive shall grant the Corporation a perpetual, royalty free license to such intellectual property, and if such intellectual property was made, developed or created pursuant to the Executive's employment hereunder, such intellectual property shall be the Corporation's exclusive property as against the Executive, and the Executive shall promptly deliver to an appropriate representative of the Corporation as designated by the Board all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid. The Executive shall, at the request of the Corporation and without any payment therefor, execute any documents necessary or advisable in the opinion of the Corporation's counsel or direct issuance of patents or copyrights to the Corporation with respect to such Products as are to be the Corporation's exclusive property as against the Executive or to vest in the Corporation title to such Products as against the Executive. The expense of securing any such patent or copyright shall be borne by the Corporation.

16. Customer Lists
    --------------

     The Executive will not during, or for a period of two years after the termination of, his employment (i) disclose the Corporation's (including its subsidiaries') customer lists or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever,
(ii) assist in obtaining any of the Corporation's (including its subsidiaries') existing customers for any competing business, or (iii) encourage any customer to terminate its relationship with the Corporation or any of its subsidiaries.

17. Equitable Relief
    ----------------

     The Executive acknowledges that, in view of the nature of the business in which the Corporation is engaged, the restrictions contained in Sections 10 through 16 inclusive (the "Restrictions") are reasonable and necessary in order to protect the legitimate interests of the Corporation, and that any violation thereof would result in irreparable injuries to the Corporation, and the Executive therefore further acknowledges that, if the Executive violates, or threatens to violate, any of the Restrictions, the Corporation shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Corporation may be entitled.

18. Binding Effect
    --------------

     This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation or otherwise) to all or a significant majority of its assets, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law and such successor shall be deemed the "Corporation" for purposes of this Agreement.

19. Notices
    -------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or sent by facsimile transmission with telephonic confirmation of receipt, or mailed within the continental United States by first-class certified mail, return receipt requested, postage prepaid, addressed as follows:

     (a) if to the Board or the Corporation, to:
         Southern Pacific Bank
         23530 Hawthorne Boulevard
         Torrance, CA 90505
         Attention:  General Counsel

     (b) if to the Executive, to:
         Richard S. Cupp
         4253 Mesa Vista Drive
         La Canada Flintridge, CA 91011

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

20. Arbitration of All Disputes
    ---------------------------

         (a) Any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the City of Los Angeles in accordance with the laws of the State of California by one arbitrator. If the parties cannot agree on the appointment of an arbitrator, then the arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of an arbitrator which shall be as provided in this Paragraph 20. The cost of any arbitration proceeding hereunder shall be borne by the Corporation. The award of the arbitrator shall be binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

       (b) If it shall be necessary or desirable for the Executive to retain legal counsel and incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that the Executive substantially prevails in the enforcement of such rights, the Corporation shall pay (or the Executive shall be entitled to recover from the Corporation, as the case may be) the Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights including the enforcement of any arbitration award.

21. No Assignment
    -------------

       Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

22. Execution in Counterparts
    -------------------------

       This Agreement may be executed by the parties hereto in two counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

23. Jurisdiction and Governing Law
    ------------------------------

       This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of California, without reference to its conflict of laws provisions.

24. Severability
    ------------

       If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

25. Entire Agreement
    ----------------

       This Agreement embodies the entire agreement of the parties hereto, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto.

26.  Headings Descriptive
     --------------------

       The headings of the several paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


SOUTHERN PACIFIC BANK                      RICHARD S. CUPP



By: _______________________________        _____________________________
Name: Robert Muehlenbeck,
on behalf of the Board of Directors